UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 3, 2004

BORLAND SOFTWARE CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-16096	94-2895440
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249
 (Address of principal executive offices)     (zip code)

Registrant's telephone number, including area code: (831) 431-1000
____________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On November 3, 2004, Borland Software Corporation, a Delaware corporation ("Borland"), granted certain individuals who may be deemed to be named executive officers options to purchase an aggregate of 200,000 shares of stock pursuant to the Borland's 2002 Stock Incentive Plan. These option grants were in addition to the stock option grants made on November 3, 2004 to certain executive officers and disclosed in Borland's quarterly report on Form 10-Q. These option grants provide for vesting over 48 months as well as acceleration of all or a portion of the unvested shares subject to such grants if the optionee is terminated without cause within twelve months of a Change in Control (as such term is defined in Borland's 2002 Stock Incentive Plan).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION
(Registrant)

Date: November 17, 2004

/s/ Timothy J. Stevens

Timothy J. Stevens
Senior Vice President, General Counsel and Corporate Secretary